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                            DISCLOSURE LETTER TO AGREEMENT
                        FOR PURCHASE OF JOINT VENTURE INTEREST
                  BY PLATINUM ENTERTAINMENT, INC. FROM PRIVATE INC.


PART 3.3

    The Joint Venture has a distribution arrangement with BMG which is subject to the terms of this Agreement.

PART 3.4

    The reserves set forth on the Financial Statements with respect to returns are in accordance with past practices. However, no representation or warranty is made with respect to actual returns, which may or may not be excess of the amounts reserved.

PART 3.5

    The Joint Venture is owned on a 50/50 basis by HOB and the Seller, subject to the terms of the Joint Venture Agreement. No capital contributions have been made to the Joint Venture by either HOB or the Seller. The Seller has funded the Joint Venture, under the terms of the Joint Venture Agreement, by making funding advances which are accounts payable of the Joint Venture and which in some cases are interest-bearing. These accounts payable of the Joint Venture are being contributed to the Joint Venture as contemplated by Article I of the Agreement.

PART 3.6

    Consent and Release Agreement dated August 26, 1996 among House of Blues Records, Inc., Private Music, a division of Private, Inc. and Bertelsmann Music Group, Inc.


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PART 3.7

    See Part 3.4  of this Disclosure Letter.

    Without limiting the representations and warranties contained in Section
3.4 of this Agreement, no representation or warranty is made with respect to the continuing liabilities and obligations of the Joint Venture under the Joint Venture Agreement or the distribution arrangement with BMG which arise after the Closing.

    The Joint Venture has distribution arrangement with BMG which is subject to the terms of this Agreement.

    HOB has provided office space, general facilities, parking, utilities and employees to the Joint Venture, for which HOB has billed the Joint Venture on a monthly basis (including, without limitation, for salary and benefits for such employees). No bills have been received by the Seller for the period after April 30, 1996.